SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report - November 9, 2004
(Date of Earliest Event Reported)

POPULAR ABS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	333-115371	52-2029487

(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19803

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 478-6160

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Item 8.01      Other Events

Filing of Computational Materials

     Pursuant to Rule 424(b) under the Securities Act of 1933, subsequent to the filing of this Current Report on Form 8-K (the “Form 8-K”), Popular ABS, Inc. (the “Company”) is filing a prospectus and prospectus supplement with the Securities and Exchange Commission relating to its Mortgage Pass-Through Certificates, Series 2004-5.

     In connection with the offering of the Mortgage Pass-Through Certificates, Series 2004-5, Greenwich Capital Markets, Inc. (“Greenwich”), as co-underwriter of the publicly offered certificates, has prepared certain materials (the “Greenwich Computational Materials”) for distribution to its potential investors. Although the Company provided Greenwich with certain information regarding the characteristics of the Loans in the related portfolio, the Company did not participate in the preparation of the Greenwich Computational Materials.

     For purposes of this Form 8-K, “Computational Materials” shall mean computer generated tables and/or charts displaying, with respect to any Class or Classes of Certificates, any of the following: yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits:
	99.1	Greenwich Computational Materials.

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* Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the prospectus and the prospectus supplement of Popular ABS, Inc., relating to its Mortgage Pass-Through Certificates, Series 2004-5.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR ABS, INC.

	By:	/s/ James H. Jenkins
James H. Jenkins
Executive Vice President & CFO

Dated: November 9, 2004

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Exhibit Index

Exhibit

99. 1	Greenwich Computational Materials.